THE COMPANIES LAW (1998 REVISION)

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                            TERMOEMCALI LEASING, LTD.
                (Amended by Special Resolution dated 19 May, 2005

The Regulations contained or incorporated in Table "A" in the First Schedule of The Companies Law (1998 Revision) shall not apply to TermoEmcali Leasing, Ltd. (the "Company") and the Regulations which follow shall comprise the Articles of Association of the Company provided that, in the event of any conflict between any provision of the Articles of Association of the Company and any provision of any agreement among all of the Members of the Company, the terms of such agreement shall govern.

1. In these Articles unless there be something in the subject or context inconsistent therewith,

      "Articles"                          means  these  Articles  as  originally
                                          framed or as from time to time altered
                                          by Special Resolution.

      "Company"                           means the above named Company.

      "Class A Shareholder"               means any Member who is the registered
                                          holder of ordinary Class A shares.

      "Class B Shareholder"               means any Member who is the registered
                                          holder of ordinary Class B shares.

      "Class C Shareholder"               means any Member who is the registered
                                          holder of ordinary Class C shares.

      "CFP Ratio"                         means  the  ownership   percentage  of
                                          Corporacion  Financiera  del  Pacifico
                                          S.A.  ("CFP") in  TermoEmcali I S.C.A.
                                          E.S.P.,   divided  by  the   aggregate
                                          ownership  percentage S.C.A. E.S.P. of
                                          CFP, the Company and the  shareholders
                                          of the Company.

      "debenture"                         means  debenture   stock,   mortgages,
                                          bonds and any other such securities of
                                          the  Company  whether  constituting  a
                                          charge on the assets of the Company or
                                          not.


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                                       2


      "Directors"                         means the directors for the time being
                                          of the Company.

      "dividend"                          includes bonus.

      "Member"                            shall bear the  meaning as ascribed to
                                          it in the Statute.

      "month"                             means calendar month.

      "ordinary resolution"               means,   subject   to  any  rights  or
                                          restrictions   for  the   time   being
                                          attached  to any class or  classes  of
                                          shares   and   to   any   rights   and
                                          restrictions    set   forth   in   any
                                          agreement  among  all of the  Members,
                                          any resolution of the Members approved
                                          by vote by Members  holding a majority
                                          of the issued and outstanding  Class A
                                          shares  and  by   Members   holding  a
                                          majority of the issued and outstanding
                                          Class B shares.

      "paid up"                           means paid up and/or  credited as paid
                                          up.

      "registered office"                 means the  registered  office  for the
                                          time being of the Company.

      "Seal" means the common seal of the Company and includes every duplicate seal.

      "Secretary"                         includes an  Assistant  Secretary  and
                                          any person  appointed  to perform  the
                                          duties of Secretary of the Company.

      "share" means the ordinary Class A shares in the capital of the Company of nominal value US$0.01 each and/or, as the case may be, the ordinary Class B shares in the capital of the Company of nominal value US$0.01 each and includes a fraction of a share and/or, as the case may be, the ordinary Class C shares in the capital of the Company of nominal value of US$0.01 each.

      "Special Resolution"                means,   subject   to  any  rights  or
                                          restrictions   for  the   time   being
                                          attached  to any class or  classes  of
                                          shares   and   to   any   rights   and
                                          restrictions    set   forth   in   any
                                          agreement  among  all of the  Members,
                                          any  resolution  of  the  Members  (i)
                                          approved  by vote by  Members  holding
                                          66b%  or  more  of  the   issued   and
                                          outstanding  Class  A  shares  and  by
                                          Members  holding  66b%  or more of the
                                          issued and outstanding Class B shares,
                                          or (ii) approved in writing by Members
                                          holding   all   of  the   issued   and



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                                       3


                                          outstanding  Class  A  shares  and  by
                                          Members  holding all of the issued and
                                          outstanding Class B shares.

      "Statute"                           means the  Companies Law of the Cayman
                                          Islands as amended and every statutory
                                          modification  or re enactment  thereof
                                          for the time being in force.

      "written" and "in writing"          include all modes of  representing  or
                                          reproducing words in visible form.


        Words importing the singular number only include the plural number and vice-versa.

        Words importing the masculine gender only include the feminine gender.

        Words  importing   persons  only  include   corporations,   individuals,
partnerships, companies, associations, businesses, trusts, limited liability companies and any other entities.

2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

                             CERTIFICATES FOR SHARES
                             -----------------------

4. The Company is not required to issue certificates representing shares of the Company.

                                 ISSUE OF SHARES
                                 ---------------

5. (a) The initial authorised share capital of the Company shall consist of US$40,001 comprising 4,000,100 ordinary shares of US$0.01 nominal or par value each, divided into 2,000,000 ordinary Class A shares, 2,000,000 ordinary Class B shares and 100 ordinary Class C shares of a nominal or par value of US$0.01 each, which shall have the rights specified hereunder and as provided in any agreement among all of the Members and shall have rights with respect to distributions set out in Article 72; provided that the ordinary Class A shares and the ordinary Class B shares shall carry all voting rights of every kind, including without limitation the right to elect directors in accordance with
Article 67 and the right to vote with respect to actions to be taken by ordinary resolution or Special Resolution or otherwise and the Class C shares shall have the voting rights set out in Articles 20 and 91 only; provided, further, that each Member shall be entitled to receive notice of and to attend only those general meetings at which such Member has the right to vote, based on the type of shares held by such Member. Subject to the provisions, if any, in that behalf in the Memorandum of Association and to any direction that may be given by the Company in general meeting by ordinary resolution and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or


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                                       4


restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

(b) The Directors may issue fractions of a share of any class of shares and if so issued the fractional shares shall be subject to and carry the corresponding fraction of liabilities (whether in respect of nominal or par value, premium, contribution, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, rights (including, but without prejudice to the foregoing generality, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same shareholder, such fractions shall be accumulated.

6. The Company shall maintain a register of its Members. The name and address of the person to whom any shares are issued, or to whom any shares are properly transferred, with the number (including fractions) and class of shares and date of issue or transfer, shall be entered in the register of Members of the Company. Each share of the Company may only be registered in the name of one Member and may not be held by joint holders.

                               TRANSFER OF SHARES
                               ------------------

7. No Class A Shareholder or Class B Shareholder may at any time transfer, voluntarily or by operation of law, all or any part of its shares, except with the prior written consent of each other person who is at the time a Class A or Class B Shareholder, which consent may be withheld in such shareholder's sole discretion. Any transfers of ordinary Class C shares may only be transferred to a transferee of the stock of TermoEmcali I S.C.A. E.S.P. held by Corporacion Financiera del Pacifico, S.A., provided such transfer of TermoEmcali I S.C.A. E.S.P stock is permitted by the by-laws of such company and provided further that the transfer of Class C shares shall not require the prior written consent of each other person who is at the time a Member.

8. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9. The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

10. The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

                                REDEEMABLE SHARES
                                -----------------

11. (a) Subject to the provisions of the Statute and the Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.


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                                       5


(b) Subject to the provisions of the Statute and the Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting by ordinary resolution and may make payment therefor in any manner authorised by the Statute, including out of capital.

                          VARIATION OF RIGHTS OF SHARES
                          -----------------------------

12. If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of all of the issued shares of that class.

               The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be persons holding or representing by proxy all of the issued shares of the class.

13. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                            NON-RECOGNITION OF TRUSTS
                            -------------------------

14. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                 CALL ON SHARES
                                 --------------

15. (a) The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

(b) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

16. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or


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otherwise,  shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable.

17. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

                             TRANSMISSION OF SHARES
                             ----------------------

18. Subject to the terms of Article 7 of these Articles (relating to restrictions on transfers of shares), which Article shall apply without limitation to any transmission of a share or any right or rights thereunder in consequence of the bankruptcy, liquidation or dissolution of a Member, any person becoming entitled to a share or any right or rights thereunder in consequence of the bankruptcy, liquidation or dissolution of a Member may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either (i) to be registered as the holder of the share or (ii) to make such transfer of the share to such other person nominated by him as the bankrupt or dissolved person could have made and to have such person registered as the transferee thereof, provided that the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his bankruptcy or dissolution as the case may be.

19. If the person becoming entitled to the share by reason of the bankruptcy, liquidation or dissolution of the holder, and in accordance with Article 7 of these Articles, shall elect to be registered as the holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

                AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
              LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL
              -----------------------------------------------------

20. (a) Subject to and in so far as permitted by the provisions of the Statute and, where relevant, by Article 12 of these Articles, the Company may from time to time by ordinary resolution alter or amend its Memorandum of Association otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

              (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting by ordinary resolution may determine.

              (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

              (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

              (iv) cancel any shares which at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person.



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                                       7


       (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, transfer, transmission and otherwise as the shares in the original share capital, except as expressly indicated by the Company by ordinary resolution.

       (c) Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

       (d) Without prejudice to Article 11 hereof and subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

       (e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

       (f) Without prejudice to Article 12, any amendment permitted by this Article which would have the effect of increasing or decreasing the par value of the Class C shares, altering or changing the powers, preferences or special rights of the Class C shares or increasing or decreasing the aggregate number of authorised Class C shares shall require the consent in writing of the holders of all of the issued Class C shares.

                                   RECORD DATE
                                   -----------

21. The date on which notice of any meeting of Members is mailed or otherwise transmitted, or the date on which any written consent or resolution is made, or the date on which any resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for the determination of Members entitled to notice of or to vote at a meeting of Members, or entitled to act as a Member by written consent, or entitled to receive payment of a dividend, as the case may be. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 GENERAL MEETING
                                 ---------------

22. The Company shall not be obliged to hold an annual general meeting.

23. (a) The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

       (b) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

       (c) If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene



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                                       8



a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

       (d) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

                           NOTICE OF GENERAL MEETINGS
                           --------------------------

24. At least two (2) days' notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in a manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of
Article 23 have been complied with, be deemed to have been duly convened if it is so agreed in the case of any general meeting by all the Members entitled to attend and vote thereat or their proxies.

25. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS
                         -------------------------------

26. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; one Member present in person or by proxy shall be a quorum.

27. A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings with respect to the business at issue (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

28. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine. If at the adjourned meeting within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

29. The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.



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                                       9



30. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

31. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

32. Except as set forth in Article 68, at any general meeting all Company actions shall be approved by an ordinary resolution or by a Special Resolution, as appropriate, and any such resolution put to the vote of the meeting shall be decided by a poll.

                                VOTES OF MEMBERS
                                ----------------

33. Subject to any rights or restrictions for the time being attached to any class or classes of shares, and to any rights and restrictions set forth in any agreement among all of the Members, every Member of record present in person or by proxy at a general meeting or acting with respect to a written consent or resolution shall have one vote for each share (including a fractional vote for each fractional share), whether fully paid or not, registered in his name in the register of Members.

34. No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

35. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

36. Votes may be given either personally or by proxy.

                                     PROXIES
                                     -------

37. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

38. The instrument appointing a proxy shall be deposited at the registered office of the Company no later than the time for holding the meeting, or adjourned meeting.



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                                       10


39. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

40. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

41. Any corporation which is a Member of record of the Company may authorise in such manner such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company. Such authorisation need not be in writing and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

42. Shares of its own capital belonging to the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

                                    DIRECTORS
                                    ---------

43. Subject to any agreement among all of the Members, there shall be a Board of Directors consisting of not less than one (1) or more than ten (10) persons; provided, that the Company may from time to time by ordinary resolution increase or decrease the number of Directors comprising the Board of Directors. The initial Directors of the Company, and the number of Directors comprising the initial Board of Directors, shall be determined in writing by, or be appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them.

44. The remuneration to be paid to the Directors shall be such remuneration as the Members shall determine.

45. A Director or alternate Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

46. A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

47. A Director or an alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.



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                                       11



48. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

49. A general notice that a Director or an alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under
Article 48 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS
                               -------------------

50. A Director who expects to be unable to attend Directors' Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

                         POWERS AND DUTIES OF DIRECTORS
                         ------------------------------

51. Subject to any rights reserved to the Members and to any restrictions on the Directors, either of which are set forth in any agreement among all the Members, the business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting by ordinary resolution, required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting by ordinary resolution shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

52. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

53. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

54. The Directors shall cause minutes to be made in books provided for the purpose:

       (a) of all appointments of officers made by the Directors;

       (b) of the names of the Directors (including those represented thereat by an alternate director or by proxy) present at each meeting of the Directors and of any committee of the Directors;

       (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

55. Subject to any rights reserved to the Members and to any restrictions on the Directors, either of which are set forth in any agreement among all of the Members, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                   MANAGEMENT
                                   ----------

56. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit, including through the establishment of any committees, local boards or agencies for managing any of the affairs of the Company and through the appointment and removal of any persons to be members of such committees or local boards, or any managers or agents. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may provide for their remuneration.

                            PROCEEDINGS OF DIRECTORS
                            ------------------------

57. Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by the affirmative vote of all of the Directors or alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting.

58. A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the time the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 25 shall apply mutatis mutandis with respect to notices of meetings of Directors.

59. The quorum necessary for the transaction of the business of the Directors may be fixed by the Members by ordinary resolution, and unless so fixed shall be all of the Directors. For the purposes of this Article an alternate Director or a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

60. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company, but for no other purpose.

61. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

62. The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

63. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be decided by the affirmative unanimous vote of all of the members of the committee.

64. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director, as the case may be.

65. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Subject to any agreement among the Members, a resolution in writing (in one or more counterparts), executed by all of the Directors or all of the members of a committee of Directors (or an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

66. (a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b) The provisions of Articles 37-40 shall mutatis mutandis apply to the appointment of proxies by Directors.

                         VACATION OF OFFICE OF DIRECTOR
                         ------------------------------

67. The office of a Director shall be vacated:

       (a) if he gives notice in writing to the Company that he resigns the office of Director;

       (b) if he absents himself (without being represented by proxy appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

       (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

       (d) if he is found a lunatic or becomes of unsound mind; or

       (e) if he is removed by the Members in accordance with Article 68.

                      APPOINTMENT AND REMOVAL OF DIRECTORS
                      ------------------------------------

68. Subject to any agreement among all of the Members and provided there is more than one director on the Board of Directors, the Class A Shareholders shall have the power, by the vote of the holders of a majority of the issued and outstanding Class A shares or by the unanimous written consent of the holders of all of the issued and outstanding Class A shares, to appoint, remove or replace one-half (1/2) of the number of Directors comprising the Board of Directors. Subject to any agreement among all of the Members, the Class B Shareholders shall have the power, by the vote of the holders of a majority of the issued and outstanding Class B shares or by the unanimous written consent of the holders of all of the issued and outstanding Class B shares, to appoint, remove or replace one-half (1/2) of the number of Directors comprising the Board of Directors. The Class A Shareholders shall have no power to remove or replace any Director appointed by the Class B Shareholders, and the Class B Shareholders shall no power to remove or replace any Director appointed by the Class A Shareholders.

                              PRESUMPTION OF ASSENT
                              ---------------------

69. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                                      SEAL
                                      ----

70. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

PROVIDED THAT the Company may have for use in any place or places outside the Cayman Islands, a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

PROVIDED FURTHER THAT a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                                    OFFICERS
                                    --------

71. The Company may have a President, Vice Presidents, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE
                      ------------------------------------

72. (a) Subject to the Statute, and this Article 72, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares (including fractional shares) of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

       (b) Subject to the Statute, each Class C Shareholder will be entitled to receive, when and if declared by the Directors in accordance with these Articles, cumulative dividends in respect of each Class C share equal to (i) the CFP Ratio multiplied by all Variable Rent Payments (as such term is used in the Financial Lease referred to below), made to the Company pursuant to the Financial Lease dated as of December, 20, 1996 (the "Financial Lease") made by and between the Company and TermoEmcali I S.A. E.S.P., minus the CFP Ratio multiplied by any payments made to the Company's Lenders (as such term is used in the Financial Lease) out of such Variable Rent Payments, for the period for which dividends are declared, divided by (ii) the number of ordinary Class C shares issued and outstanding. No dividends may be declared or paid in respect of the Class A shares or Class B shares unless full cumulative dividends have been or are contemporaneously declared and paid on the Class C shares.

73. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

74. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

75. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

76. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

77. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

78. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or to such person and to such address as such holder may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.

79. No dividend or distribution shall bear interest against the Company.

                                 CAPITALISATION
                                 --------------

80. The Company may, upon the recommendation of the Directors, by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions.

                                BOOKS OF ACCOUNT
                                ----------------

81. The Directors shall cause proper books of account to be kept with respect to:

       (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

       (b) all sales and purchases of goods by the Company;

       (c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

82. The accounts and books of the Company shall be open to inspection and copying upon at least five (5) business days prior written notice by any of the Members or their representatives at any reasonable time during business hours and at such Member's expense. Any Member who receives any proprietary information contained in such records and documents shall hold such proprietary information in confidence unless disclosure is required by law.

                                     NOTICES
                                     -------

83. Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

84. (a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

       (b) Where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

85. Notice of every general meeting shall be given in any manner hereinbefore authorised to every person who is shown as a Member in the register of Members as of the record date for such meeting and is entitled to receive such notice in accordance with Article 5 of these Articles. No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP
                                   ----------

86. Except as provided in any agreement among all of the Members, no Member shall have the right to cause the winding up of or to dissolve, terminate or liquidate the Company. No Member shall have the right to petition a court for the winding-up, dissolution, termination or liquidation of the Company except as such rights are provided in any agreement among all of the Members or are available under applicable law notwithstanding any agreement among all of the Members to the contrary.

87. The Company automatically and without further act shall commence winding up and dissolution upon the first to occur of the following:

       (a) the approval by the Board of Directors of such commencement of winding up and the approval by Special Resolution of the Company, but only on the effective date of such commencement of winding up as specified in such approvals;

       (b) the sale, exchange, condemnation or involuntary transfer of all or substantially all of the assets of the Company; provided, that this Article 87(c) shall not apply if part of the consideration received by the Company in connection with any such event includes deferred payment obligations and the Board of Directors reasonably determines that it is in the best interest of the Members to keep the Company in existence for the sole purpose of collecting and distributing amounts payable under such obligations, and upon the satisfaction of which obligations the Company shall dissolve;

       (c) any other event which causes a commencement of winding up of the Company because the Statute mandates such commencement upon the occurrence of such other event, notwithstanding any agreement among the Members to the contrary.

                                    INDEMNITY
                                    ---------

88. If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of the creditors' claims in such manner and order as he thinks fit. The assets available for distribution among the Members shall be applied in the following priority:

       (i) first, in payment to each holder of Class C shares, pari passu as between the holders of the Class C shares pro rata according to the number of shares held, an amount equal to the par value and any unpaid dividends in respect thereof, or, in the event that the assets of the Company are insufficient to pay or deliver such amount, a pro rata share of the assets divided amongst all Class C shares pro rata according to the number of shares held. The Class C shares shall not be entitled to any further or other rights of participation in the assets of the Company;

       (ii) secondly, as to any balance in payment to the Class A Shareholders and Class B Shareholders pro rata according to the number of shares held

89. Each Director, officer and employee of the Company (individually, a "Management Exculpated Party") shall not be liable, responsible or accountable in damages or otherwise to the Company or any of the Members for any act or omission performed or omitted (i) in good faith on behalf of the Company, (ii) in a manner reasonably believed by it to be within the scope of the authority granted to it by these Articles or any agreement among all of the Members, and
(iii) in a manner not constituting wilful misconduct, fraud or breach of its fiduciary duty of loyalty. The Company shall indemnify, defend and hold harmless each Management Exculpated Party from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements or as fines and penalties, and legal or other costs and expenses of investigating or defending against any claim or alleged claim, in each case whether incurred in connection with judicial, administrative or arbitration proceedings) of any nature whatsoever, known or unknown, liquidated and unliquidated, which such party may incur by reason of being a Director, officer or employee of the Company or by virtue of taking any action pursuant to these Articles or any agreement among all of the Members in such capacity, unless such claim, expense or liability is caused by an act or omission performed or omitted by the person seeking indemnification in a manner constituting wilful misconduct, fraud or breach of its fiduciary duty of loyalty. Expenses incurred by a Management Exculpated Party in defense or settlement of any claim that may be subject to indemnification may be advanced by the Company prior to the final disposition thereof upon (x) receipt of an undertaking by or on behalf of such Management Exculpated Party to repay such amount to the extent that it shall be determined ultimately that such Management Exculpated Party is not entitled to indemnification and (y) a reasonable determination by the Board of Directors (acting without the participation of any Director which is, or is affiliated with, the respective Management Exculpated Party) that such Management Exculpated Party is able to repay such amounts under such circumstances. Any indemnification provided under this Article shall be made solely out of the Company's assets and no Member shall have any obligation to provide funds to the Company, whether by way of loans, share purchase or otherwise, for such purpose.

90. The Company shall indemnify and hold harmless each Member, its respective affiliates and its respective agents, officers, employees, directors and shareholders (collectively, the "Shareholder Indemnitees") from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements or as fines and penalties, and legal or other costs and expenses of investigating or defending against any claim or alleged claim, in each case whether incurred in connection with judicial, administrative or arbitration proceedings) of any nature whatsoever, known or unknown, liquidated and unliquidated, that are incurred by any Shareholder Indemnitee and arise out of or in connection with the business of the Company. Any indemnification provided under this Article shall be made solely out of the Company's assets and no Member shall have any obligation to provide funds to the Company, whether by way of loans, share purchase or otherwise, for such purpose.

                                 FINANCIAL YEAR
                                 --------------

91. Unless the Directors otherwise prescribe,  the financial year of the Company
shall  end  on  31st   December  in  each  year  and,   following  the  year  of
incorporation, shall begin on 1st January in each year.

                             AMENDMENTS OF ARTICLES
                             ----------------------

92. Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part provided that, without prejudice to Article 12, any amendment permitted by this Article which would have the effect of increasing or decreasing the par value of the Class C shares, altering or changing the powers, preferences or special rights of the Class C shares or increasing or decreasing the aggregate number of the authorised Class C shares shall require the consent in writing of the holders of all the issued Class C shares.

                         TRANSFER BY WAY OF CONTINUATION
                         -------------------------------

93. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.